UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: June 21, 2021

TARGET GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number IRS Employer	Identification No.

20 Hempstead Drive, Hamilton, Ontario, Canada	L8W 2E7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (905) 541-3833

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchanges on which registered

N/A	N/A	N/A

Section 3- Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

Since the date of the Company’s annual report on Form 10-K report for the fiscal year ended December 31,2020 to the date of this Report, the Company issued to Canadian residents (a) 44,216,664 shares of its common stock (“Shares”) at a price of CDN$0.03 per share for an aggregate offering price of CDN$1,296,500 and (b) Common Stock Purchase Warrants (“Warrants”) to purchase up to an aggregate of 44,216,664 shares. The term of the Warrants is 24 months with an exercise price of CDN $0.075 per share.

The Shares were issued pursuant to the exemption from registration under Regulation S adopted under the Securities Act of 1933, as amended, for offers and sales made outside the United States to non-U.S. Persons, as defined in Regulation S.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.

Dated: June 24, 2021	By:	/s/ Anthony Zarcone
Chief Executive Officer